As filed with the Securities and Exchange Commission on November 24, 2009

Registration No. 333-143062

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO THE FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI DOCUMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6371	20-8675798
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25 Robert Pitt Drive

Monsey, New York 10952

845-622-1400

(Address and telephone number of principal executive offices and principal place of business)

Mark Cohen, Chief Executive Officer

AI Document Services, Inc.

25 Robert Pitt Drive

Monsey, New York 10952

845-622-1400

(Name, address and telephone number of agent for service)

Copies to:

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

212-644-6446

212-644-6498 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☒

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

AI Document Services, Inc. (hereinafter the “Company”) filed a Registration Statement on Form SB-2 (File No. 333-143602) which was declared effective on October 15, 2008 in connection with the proposed sale of 1,616,200 shares of Company common stock held by persons identified as “Selling Shareholders”.  The Company is filings this Post Effective Amendment No. 1 to its Registration Statement so as to deregister the aforesaid 1,616,200 shares of Company common stock, none of which have been sold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S1 and authorized this Registration Statement to be signed on its behalf by the undersigned in Monsey, State of New York on the 21day of November 2009.

AI Document Services, Inc

/s/ Mark Cohen
By: Mark Cohen, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Mark Cohen
By: Mark Cohen Chief Executive Officer	President, CEO, CFO, Principal Accounting Officer, and Chairman	November 21, 2009

/s/ Richard C. Cohen
By: Richard C. Cohen	Treasurer and Director	November 21, 2009

/s/ Elizabeth A. Cohen
By: Elizabeth A. Cohen	Secretary and Director	November 21, 2009

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